UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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The following email was sent to all employees of Torchmark Corporation and its subsidiaries:

To:	All Employees
From:	Mark S. McAndrew, Chairman and CEO of Torchmark Corporation
Subject:	Annual Meeting – Employee Shareholders Urged to Vote Shares
Date:	April 5, 2010

As many of you know, Torchmark recently mailed to stockholders its 2009 Annual Report, along with a Proxy Statement soliciting votes on several important items to be voted on at the Annual Meeting of Stockholders which will take place on April 29, 2010. All Torchmark stockholders as of March 2, 2010, including employees who own stock through one of our 401(k) or other investment plans, have the right to vote. As an employee, if shares of Torchmark stock are allocated to your account under one or more of our investment plans, or if you own Torchmark stock outside of one of these investment plans, you will soon receive or have already received by mail the Proxy Statement and related materials, including instructions on how to vote your shares. Your vote is very important.

The Proxy Statement solicits votes on several important items. In addition to the election of three nominees to Torchmark’s Board of Directors and the ratification of the appointment of Torchmark’s independent auditors, this year’s Proxy Statement solicits stockholder approval of the following important proposals:

•	Amendments to Torchmark’s Amended and Restated Bylaws and Restated Certificate of Incorporation to eliminate the supermajority voting provisions (Proposal No. 3); and

•	An amendment to Torchmark’s Restated Certificate of Incorporation to repeal the “fair price” provisions (Proposal No. 4).

In order to pass, these proposed amendments to Torchmark’s Bylaws and Certificate of Incorporation must receive the affirmative vote of at least 80% of the outstanding voting shares of Torchmark entitled to vote at the Annual Meeting. Management and the Board of Directors believe that the proposed amendments represent an improvement in the company’s corporate governance. Accordingly, management and the Board of Directors urge stockholders to vote in favor of the proposed amendments to Torchmark’s Bylaws and Certificate of Incorporation that are recommended in Proposal No. 3 and Proposal No. 4. Background on each proposal is available in the Proxy Statement.

How to Vote Shares:

If you own Torchmark shares through one of our investment plans, you may vote by completing and mailing the proxy card that was enclosed with the proxy materials you received in the mail, or you may vote by telephone or electronically through the Internet. Your vote will be furnished to the applicable plan trustee as your voting directions. If you do not vote, the trustee of the plan in which shares are allocated to your individual account will vote those shares in the same proportion as the total shares in that plan for which voting directions have been received.

If you also own shares of Torchmark stock that are held of record in your name outside of a company investment plan (i.e., as a registered holder), your vote will apply both to the shares held in your plan account and shares you own as a registered holder outside of an investment plan.

If you own shares of Torchmark stock through a brokerage account, you may vote by following the instructions on the voting instruction form that was enclosed with the proxy materials you received from your broker. If you own shares both in a brokerage account and directly as a registered holder or through an investment plan, you will receive more than one voting form and you should complete both voting forms in order to vote all of your shares.

Please vote your shares as soon as possible if you have not already done so. Again, as stated in the Proxy Statement, Torchmark’s Board of Directors recommends that stockholders vote “FOR” each of the proposals in the Proxy Statement.

Thank you for your cooperation and continued support. If you have questions, please call the Corporate Secretary’s office at 205-325-4243.